UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to ss. 240.14a-12

KERYX BIOPHARMACEUTICALS, INC.

(Name of Registrant as Specified in Its Charter)

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KERYX BIOPHARMACEUTICALS, INC.
750 Lexington Avenue
New York, New York 10022

Dear Stockholder:

You are cordially invited to our 2009 Annual Meeting of Stockholders, to be held at 10:00 a.m. local time, on Tuesday, June 16, 2009, at the offices of our legal counsel, Alston & Bird LLP, located at 90 Park Avenue, New York, New York 10016. At the meeting, the stockholders will be asked to (i) elect four directors for a term of one year and (ii) ratify the appointment of UHY LLP as our independent registered public accounting firm for the year ending December 31, 2009. You will also have the opportunity to ask questions and make comments at the meeting.

In accordance with the rules and regulations of the Securities and Exchange Commission, we are furnishing our proxy statement and annual report to stockholders for the year ended December 31, 2008 on the Internet. You may have already received our “Important Notice Regarding the Availability of Proxy Materials,” which was mailed on or about April 30, 2009. That notice described how you can obtain our proxy statement and annual report. You can also receive paper copies of our proxy statement and annual report upon request.

It is important that your stock be represented at the meeting regardless of the number of shares you hold. You are encouraged to specify your voting preferences by marking our proxy card and returning it as directed. If you do attend the meeting and wish to vote in person, you may revoke your proxy at the meeting.

If you have any questions about the Proxy Statement or the accompanying 2008 Annual Report, please contact James F. Oliviero, our Chief Financial Officer, Treasurer and Corporate Secretary at (212) 531-5965.

We look forward to seeing you at the 2009 Annual Meeting.

Sincerely,

/s/ Michael P. Tarnok

Michael P. Tarnok
Interim Chairman and Chief Executive Officer

April 30, 2009
New York, New York

KERYX BIOPHARMACEUTICALS, INC.
750 Lexington Avenue
New York, New York 10022

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS

The 2009 Annual Meeting of Stockholders of Keryx Biopharmaceuticals, Inc. will be held at the offices of our legal counsel, Alston & Bird LLP, located at 90 Park Avenue, New York, New York 10016, on Tuesday, June 16, 2009, at 10:00 a.m., local time. At the meeting, stockholders will consider and act on the following items:

1.	The election of four directors to our Board of Directors for a term of one year;
2.	The ratification of the appointment of UHY LLP as our independent registered public accounting firm for the year ending December 31, 2009; and
3.	The transaction of any other business that may properly come before the 2009 Annual Meeting or any adjournment of the 2009 Annual Meeting.

Only those stockholders of record as of the close of business on April 20, 2009, are entitled to vote at the 2009 Annual Meeting or any postponements or adjournments thereof. A complete list of stockholders entitled to vote at the 2009 Annual Meeting will be available for your inspection beginning June 5, 2009, at our offices located at 750 Lexington Avenue, New York, New York 10022, between the hours of 10:00 a.m. and 5:00 p.m., local time, each business day.

YOUR VOTE IS IMPORTANT!

Instructions on how to vote your shares via the Internet are contained in the “Important Notice Regarding the Availability of Proxy Materials,” which was mailed on or about April 30, 2009. Instructions on how to obtain a paper copy of our proxy statement and annual report to stockholders for the year ended December 31, 2008, are listed on the “Important Notice Regarding the Availability of Proxy Materials.” These materials can also be viewed online by following the instructions listed on the “Important Notice Regarding the Availability of Proxy Materials.”

If you received a paper copy of our proxy statement and annual report, you may vote your shares by completing and returning the enclosed proxy card.

Submitting your proxy does not affect your right to vote in person if you decide to attend the 2009 Annual Meeting. You are urged to submit your proxy as soon as possible, regardless of whether or not you expect to attend the 2009 Annual Meeting. You may revoke your proxy at any time before it is exercised at the 2009 Annual Meeting by (i) delivering written notice to our Corporate Secretary, James Oliviero, at our address above, (ii) submitting a later dated proxy card, (iii) voting again via the Internet as described in the “Important Notice Regarding the Availability of Proxy Materials,” (iv) attending the 2009 Annual Meeting and voting in person or (v) voting again via phone as described in our proxy card. No revocation under (i) or (ii) will be effective unless written notice or the proxy card is received by our Corporate Secretary at or before the 2009 Annual Meeting.

When you submit your proxy, you authorize Michael P. Tarnok and James F. Oliviero to vote your shares at the 2009 Annual Meeting and on any adjournments of the 2009 Annual Meeting in accordance with your instructions.

By Order of the Board of Directors,

/s/ James F. Oliviero

James F. Oliviero
Corporate Secretary

April 30, 2009
New York, New York

KERYX BIOPHARMACEUTICALS, INC.
750 Lexington Avenue
New York, New York 10022
Phone: (212) 531-5965
Fax: (212) 531-5961

PROXY STATEMENT

This Proxy Statement and the accompanying proxy card are being made available via Internet access, beginning on or about April 30, 2009, to the owners of shares of common stock of Keryx Biopharmaceuticals, Inc. (the “Company,” “our,” “we,” or “Keryx”) as of April 20, 2009, in connection with the solicitation of proxies by our Board of Directors for our 2009 Annual Meeting of Stockholders (the “Annual Meeting”). On or about April 30, 2009 we sent a “Important Notice Regarding the Availability of Proxy Materials” to our stockholders. If you received this notice by mail, you will not auto- matically receive by mail our proxy statement and annual report to stockholders for the year ended December 31, 2008. If you would like to receive a printed copy of our proxy statement, annual report and proxy card, please follow the instructions for requesting such materials in the notice. Upon request, we will promptly mail you paper copies of such materials free of charge.

The Annual Meeting will take place at the offices of our legal counsel, Alston & Bird LLP, located at 90 Park Avenue, New York, New York 10016 on Tuesday, June 16, 2009, at 10:00 a.m., local time. Our Board of Directors encourages you to read this document thoroughly and take this opportunity to vote, via proxy, on the matters to be decided at the Annual Meeting. As discussed below, you may revoke your proxy at any time before your shares are voted at the Annual Meeting.

i

QUESTIONS AND ANSWERS

Q.	Why did I receive an “Important Notice Regarding the Availability of Proxy Materials?”
A.	Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 16, 2009. The proxy statement is available at www.proxyvote.com.

In accordance with Securities and Exchange Commission rules, instead of mailing a printed copy of our proxy materials, we may now send an “Important Notice Regarding the Availability of Proxy Materials” to stockholders. All stockholders will have the ability to access the proxy materials on a website referred to in the notice or to request a printed set of these materials at no charge. You will not receive a printed copy of the proxy materials unless you specifically request one from us. Instead, the notice instructs you as to how you may access and review all of the important information contained in the proxy materials via the Internet and submit your vote via the Internet.

Q.	What is the purpose of the Annual Meeting?
A.	At the Annual Meeting, our stockholders will act upon the matters outlined in the Notice of 2009 Annual Meeting of Stockholders accompanying this Proxy Statement, including (i) the election of four directors to our Board of Directors for a term of one year, (ii) the ratification of the appointment of UHY LLP as our independent registered public accounting firm for the year ending December 31, 2009, and (iii) the transaction of any other business that may properly come before the 2009 Annual Meeting or any adjournment thereof.
Q.	Who is entitled to vote at our Annual Meeting?
A.	The record holders of our common stock at the close of business on the record date, April 20, 2009, may vote at the Annual Meeting. Each share of our common stock is entitled to one vote. There were 47,800,511 shares of common stock outstanding on the record date and entitled to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting, including the address of and number of shares held by each stockholder of record, will be available for your inspection beginning Friday, June 5, 2009, at our offices located at 750 Lexington Avenue, New York, New York 10022, between the hours of 10:00 a.m. and 5:00 p.m., local time, each business day.
Q.	How do I vote?
A.	You may vote in person at the Annual Meeting, by use of a proxy card if you receive a printed copy of our proxy materials, via Internet as directed in our “Important Notice Regarding the Availability of Proxy Materials,” or by telephone as indicated in the proxy card.
Q.	What is a proxy?
A.	A proxy is a person you appoint to vote your shares on your behalf. If you are unable to attend the Annual Meeting, our Board of Directors is seeking your appointment of a proxy so that your shares of common stock may be voted. If you vote by proxy, you will be designating Michael P. Tarnok, our Interim Chairman and Chief Executive Officer, and James F. Oliviero, our Chief Financial Officer, Treasurer and Corporate Secretary as your proxies. They may act on your behalf and have the authority to appoint a substitute to act as your proxy.
Q.	How will my shares be voted if I vote by proxy?
A.	Your proxy will be voted according to the instructions you provide. If you complete and submit your proxy but do not otherwise provide instructions on how to vote your shares, your shares will be voted (i) “FOR” the individuals nominated to serve as members of our Board of Directors, and (ii) “FOR” the ratification of UHY LLP as our independent registered public accounting firm for the year ending December 31, 2009. Presently, our Board of Directors does not know of any other matter that may come before the Annual Meeting. However, your proxies are authorized to vote on your behalf, using their discretion, on any other business that properly comes before the Annual Meeting.

Q.	How do I revoke my proxy?
A.	You may revoke your proxy at any time before your shares are voted at the Annual Meeting by:
•	delivering written notice to our Corporate Secretary, James F. Oliviero, at our address above;
•	submitting a later dated proxy card or voting again via the Internet as described in the “Important Notice Regarding the Availability of Proxy Materials”;
•	attending the 2009 Annual Meeting and voting in person; or
•	voting again via phone as described in our proxy card.
Q.	Is my vote confidential?
A.	Yes. All votes remain confidential, unless you indicate otherwise.
Q.	How are votes counted?
A.	Before the Annual Meeting, our Board of Directors will appoint one or more inspectors of election for the meeting. The inspector(s) will determine the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies. The inspector(s) will also receive, count, and tabulate ballots and votes and determine the results of the voting on each matter that comes before the Annual Meeting.

Abstentions and votes withheld, and shares represented by proxies reflecting abstentions or votes withheld, will be treated as present for purposes of determining the existence of a quorum at the Annual Meeting. They will not be considered as votes “for” or “against” any matter for which the stockholder has indicated their intention to abstain or withhold their vote. Broker or nominee non-votes, which occur when shares held in “street name” by brokers or nominees who indicate that they do not have discretionary authority to vote on a particular matter, will not be considered as votes “for” or “against” that particular matter. Broker and nominee non-votes will be treated as present for purposes of determining the existence of a quorum, and may be entitled to vote on certain matters at the Annual Meeting.

Q.	What constitutes a quorum at the Annual Meeting?
A.	In accordance with Delaware law (the law under which we are incorporated) and our amended and restated bylaws, the presence at the Annual Meeting, by proxy or in person, of the holders of a majority of the shares of our common stock outstanding on the record date constitutes a quorum, thereby permitting the stockholders to conduct business at the Annual Meeting. Abstentions, votes withheld, and broker or nominee non-votes will be included in the calculation of the number of shares considered present at the Annual Meeting for purposes of determining the existence of a quorum.

If a quorum is not present at the Annual Meeting, a majority of the stockholders present in person and by proxy may adjourn the meeting to another date. If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting by our Board of Directors, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the originally called meeting.

Q.	What vote is required to elect our directors for a one-year term?
A.	The affirmative vote of a plurality of the votes of the shares present, in person or by proxy, at the Annual Meeting is required for the election of each of the nominees for director. “Plurality” means that the nominees receiving the largest number of votes up to the number of directors to be elected at the Annual Meeting will be duly elected as directors. Abstentions, votes withheld, and broker or nominee non-votes will not affect the outcome of director elections.

Q.	What vote is required to ratify UHY LLP as our independent registered public accounting firm for the year ending December 31, 2009?
A.	The affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve the ratification of UHY LLP as our independent registered public accounting firm for the year ending December 31, 2009. Abstentions and votes withheld will have the same effect as a negative vote. However, broker or nominee non-votes, and shares represented by proxies reflecting broker or nominee non-votes, will not have the effect of a vote against this proposal as they are not considered to be present and entitled to vote on this matter.
Q.	What percentage of our outstanding common stock do our directors and executive officers own?
A.	As of April 13, 2009, our directors and executive officers owned, or have the right to acquire, approximately 17.2% of our outstanding common stock. See the discussion under the heading “Stock Ownership of Our Directors, Executive Officers, and 5% Beneficial Owners” on page 21 for more details.
Q.	Who was our independent public accountant for the year ending December 31, 2008? Will they be represented at the Annual Meeting?
A.	KPMG LLP, the independent registered public accounting firm that audited our financial statements for the year ending December 31, 2008, served as our independent registered public accounting firm since 1996. We expect a representative of KPMG LLP to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to answer your questions.

On April 3, 2009, the Audit Committee of our Board of Directors approved the dismissal of KPMG LLP as our independent registered public accounting firm, and as of April 14, 2009, has approved the retention of UHY LLP to audit our financial statements for the year ending December 31, 2009. Our Board of Directors has asked the stockholders to ratify UHY LLP as our independent registered public accounting firm. If UHY LLP is not ratified as our independent registered public accounting firm by a majority of the shares present or represented by proxy, our Audit Committee will review its future selection of our independent registered public accounting firm. UHY LLP will still serve as our independent registered public accounting firm for the year ending December 31, 2009 if it is not ratified by our stockholders at the Annual Meeting.

Q.	How can I obtain a copy of our annual report on Form 10-K?
A.	WE HAVE FILED OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2008, WITH THE SECURITIES AND EXCHANGE COMMISSION, OR THE SEC. THE ANNUAL REPORT ON FORM 10-K IS ALSO INCLUDED IN THE 2009 ANNUAL REPORT TO STOCKHOLDERS. YOU MAY OBTAIN, FREE OF CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND EXHIBITS, BY WRITING TO OUR CORPORATE SECRETARY, JAMES F. OLIVIERO, OR BY E-MAIL AT INFO@KERYX.COM. UPON REQUEST, WE WILL ALSO FURNISH ANY EXHIBITS TO THE ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SEC.

CORPORATE GOVERNANCE

Our Board of Directors

Our amended and restated bylaws provide that the Board of Directors shall consist of one or more members, as determined from time to time by resolution of the Board of Directors. Currently, our Board of Directors consists of seven members. By resolution, our Board of Directors has determined that immediately following our 2009 Annual Meeting of Stockholders, our Board of Directors shall consist of four members; however, it is the Board of Directors’ intent to continue to search for additional directors with skills and experience that will benefit our company, and the Board of Directors will increase the size of the Board of Directors to accommodate any that they find. The following individuals are being nominated to serve on our Board of Directors (See “Proposal 1 — Election of Directors; Nominees”):

Name	Age	Position	Director Since
Michael P. Tarnok	54	Interim Chairman of the Board and Chief Executive Officer	2007
Kevin J. Cameron	40	Director	2007
Wyche Fowler, Jr.	68	Director	2006
Jack Kaye	65	Director	2006

The following biographies set forth the names of our director nominees, their ages, the year in which they first became directors, their positions with us, their principal occupations and employers for at least the past five years, any other directorships held by them in companies that are subject to the reporting requirements of the Securities Exchange Act of 1934, or the Exchange Act, or any company registered as an investment company under the Investment Company Act of 1940, as well as additional information. There is no family relationship between and among any of our executive officers or directors. There are no arrangements or understandings between any of our executive officers or directors and any other person pursuant to which any of them are elected an officer or director.

Michael P. Tarnok, 54, has served on our Board of Directors since September 2007, and became Interim Chairman and Chief Executive Officer in April 2009. A seasoned finance and operational executive, Mr. Tarnok joined the Board with extensive pharmaceutical industry experience in a wide range of functional areas. Mr. Tarnok spent the majority of his career at Pfizer Inc., which he joined in 1989 as Finance Director — US Manufacturing, and from 2000 – 2007, served as Senior Vice President, Finance in Pfizer’s US Pharmaceuticals Division. In this position, Mr. Tarnok handled all finance responsibilities for the division, including contracting, trade management, forecasting of significant product launches and Sarbanes-Oxley compliance. Prior to joining Pfizer, Mr. Tarnok worked primarily in financial disciplines for ITT Rayonier, Inc., Celanese Corporation and Olivetti Corporation of America. Mr. Tarnok earned an M.B.A. in Marketing from New York University and B.S. in Accounting from St. John’s University.

Kevin J. Cameron, 40, has served on our Board of Directors since April 2007. Mr. Cameron has more than ten years of corporate governance and strategy experience. In 2003, Mr. Cameron co-founded and currently serves as Chairman of the Policy Advisory Board of Glass Lewis & Company, a leading independent research firm focused on issues of corporate governance. From 2001 to 2002, Mr. Cameron handled corporate affairs for Moxi Digital, a technology venture focused on digital entertainment. From 1997 to 2001, he was employed by NorthPoint Communications, a publicly-traded broadband telecommunications company. Prior to 1997, Mr. Cameron was an attorney with the corporate law firm of Kellogg, Huber, Hansen, Todd & Evans in Washington D.C. and served as a law clerk to the Hon. James L. Buckley of the United States Court of Appeals for the District of Columbia Circuit. Mr. Cameron earned a law degree from the University of Chicago and an undergraduate degree from McGill University.

Wyche Fowler, Jr., 68, has served on our Board of Directors since November 2006. Senator Fowler served for 16 years in the United States Congress representing the state of Georgia, including service in the United States Senate from 1987 to 1993. Following his service as a Senator, Senator Fowler served as the U.S. Ambassador to the Kingdom of Saudi Arabia from 1996 through 2001. He received his B.A. in English from Davidson College, a J.D. from Emory University and honorary degrees from Hofstra University, Davidson College and Morris Brown College. Prior to his election to Congress, he practiced law in Atlanta, Georgia for eight years. He is currently engaged in an international business and law practice and serves as Chairman of the Board of the Middle East Institute, a non-profit research foundation in Washington, D.C. Mr. Fowler also serves on the board of directors of Shubert Theaters, the Shubert Foundation, Brandywine Realty Trust and ZIOPHARM Oncology, Inc.

Jack Kaye, 65, has served on our Board of Directors since September 2006. Mr. Kaye began his career at Deloitte & Touche, LLP, an international accounting, tax and consulting firm, in 1970, and was a partner in the firm from 1978 until May 2006, when he retired. At Deloitte, Mr. Kaye was responsible for serving a diverse client base of public and private, global and domestic, companies in a variety of industries. Mr. Kaye has extensive experience consulting with clients on accounting and reporting matters, private and public debt financings, SEC rules and regulations and corporate governance/Sarbanes-Oxley issues. In addition, he has served as Deloitte’s Tri-state liaison with the banking and finance community and assisted clients with numerous merger and acquisition transactions. Most recently, Mr. Kaye served as Partner-in-Charge of Deloitte’s Tri-State Core Client practice, a position he held for more than twenty years. Mr. Kaye also serves on the board of directors of Tongli Pharmaceuticals (USA), Inc., a China-based pharmaceutical company. Mr. Kaye earned a B.B.A. from Baruch College and is a Certified Public Accountant.

The corporate governance standards adopted by the Nasdaq Stock Market, or Nasdaq, require that a majority of the members of our Board of Directors be “independent” as Nasdaq defines that term. Additionally, the Nasdaq rules require our Board of Directors to make an affirmative determination as to the independence of each director. Consistent with these rules, our Board of Directors undertook its annual review of director independence on April 23, 2009. During the review, our Board of Directors considered relationships and transactions during 2009 and during the past three fiscal years between each director or any member of his immediate family, on the one hand, and our company and our subsidiaries and affiliates, on the other hand. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent. Based on this review, our Board of Directors determined that Kevin Cameron, Wyche Fowler, Jr., and Jack Kaye are independent under the criteria established by Nasdaq and by our Board of Directors. Our independent directors met four times during 2008 in a session in which only the independent directors participated.

During 2008, our Board of Directors held eight meetings and took one action by unanimous written consent. During 2008, each incumbent director standing for election attended at least 75% of the meetings of the Board of Directors and the meetings of those committees on which each incumbent director served, in each case during the period that such person was a director. The permanent committees established by our Board of Directors are the Audit Committee and the Compensation Committee, descriptions of which are set forth in more detail below. Our directors are expected to attend each annual meeting of stockholders, and it is our expectation that all of the directors standing for election will attend this year’s Annual Meeting. Last year, five of our directors attended the 2008 Annual Meeting of Stockholders.

Communicating with the Board of Directors

Our Board of Directors has established a process by which stockholders can send communications to the Board of Directors. You may communicate with the Board of Directors as a group, or to specific directors, by writing to James F. Oliviero, our Corporate Secretary, at our offices located at 750 Lexington Avenue, New York, New York 10022. The Corporate Secretary will review all such correspondence and regularly forward to the Board of Directors a summary of all correspondence and copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board of Directors or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence we receive that is addressed to members of our Board of Directors and request copies of any such correspondence. Concerns relating to accounting, internal controls, or auditing matters may be communicated in this manner, or may be submitted on an anonymous basis via e-mail at info@keryx.com. These concerns will be immediately brought to the attention of our Audit Committee and handled in accordance with procedures established by our Audit Committee.

Audit Committee

The Audit Committee currently consists of Jack Kaye, Kevin Cameron, and Wyche Fowler, Jr. Mr. Fowler was appointed to the Audit Committee on April 29, 2009. Previously, Mr. Tarnok served as a member of the Audit Committee; however, he resigned from the Audit Committee when he was named Interim Chairman and Chief Executive Officer as he no longer qualified as an independent member of the Board of Directors in accordance with Nasdaq rules.

The Audit Committee held seven meetings during the fiscal year ended December 31, 2008, and took one action by unanimous written consent. The duties and responsibilities of the Audit Committee are set forth in the Amended and Restated Charter of the Audit Committee which was recently reviewed by our Audit Committee. Our Audit Committee determined that no revisions needed to be made to the charter at this time. A copy of the Amended and Restated Charter of the Audit Committee is available on our website, located at www.keryx.com. Among other things, the duties and responsibilities of the Audit Committee include reviewing and monitoring our financial statements and internal accounting procedures, the selection of our independent registered public accounting firm and consulting with and reviewing the services provided by our independent registered public accounting firm. Our Audit Committee has sole discretion over the retention, compensation, evaluation and oversight of our independent registered public accounting firm.

The SEC and Nasdaq have established rules and regulations regarding the composition of audit committees and the qualifications of audit committee members. Our Board of Directors has examined the composition of our Audit Committee and the qualifications of our Audit Committee members in light of the current rules and regulations governing audit committees. Based upon this examination, our Board of Directors has determined that each member of our Audit Committee is independent and is otherwise qualified to be a member of our Audit Committee in accordance with the rules of the SEC and Nasdaq.

Additionally, the SEC requires that at least one member of the Audit Committee have a “heightened” level of financial and accounting sophistication. Such a person is known as the “audit committee financial expert” under the SEC’s rules. Our Board of Directors has determined that Mr. Kaye is an “audit committee financial expert,” as the SEC defines that term, and is an independent member of our Board of Directors and our Audit Committee. Please see Mr. Kaye’s biography on page 5 for a description of his relevant experience.

The report of the Audit Committee can be found on page 10 of this Proxy Statement.

Compensation Committee

The Compensation Committee held four meetings during the fiscal year ended December 31, 2008. The Compensation Committee currently consists of Kevin Cameron, Wyche Fowler, Jr. and Malcolm Hoenlein. The duties and responsibilities of the Compensation Committee are set forth in the Charter of the Compensation Committee. A copy of the Charter of the Compensation Committee is available on our website, located at www.keryx.com. Among other things, the duties and responsibilities of the Compensation Committee include determining the overall compensation of the Chief Executive Officer and our other executive officers and administering all executive compensation programs, including, but not limited to, our incentive and equity-based plans.

Nasdaq has established rules and regulations regarding the composition of compensation committees and the qualifications of compensation committee members. Our Board of Directors has examined the composition of our Compensation Committee and the qualifications of our Compensation Committee members in light of the current rules and regulations governing compensation committees. Based upon this examination, our Board of Directors has determined that each member of our Compensation Committee is independent and is otherwise qualified to be a member of our Compensation Committee in accordance with such rules.

Nominating Process

We do not currently have a nominating committee or any other committee serving a similar function. Director nominations are approved by a vote of a majority of our independent directors as required under the Nasdaq rules and regulations. Although we do not have a written charter in place to select director nominees, our Board of Directors has adopted resolutions regarding the director nomination process. Our policy describing our director nomination process is available on our website, located at www.keryx.com. We believe that the current process in place functions to select director nominees who will be valuable members of our Board of Directors.

Our independent directors identify potential nominees to serve as directors through a variety of business contacts, including current executive officers, directors, community leaders and stockholders. The independent directors may, to the extent they deem appropriate, retain a professional search firm and other advisors to identify potential nominees.

Our independent directors will also consider candidates recommended by stockholders for nomination to our Board of Directors. A stockholder who wishes to recommend a candidate for nomination to our Board of Directors must submit such recommendation to our Corporate Secretary, James F. Oliviero, at our offices located at 750 Lexington Avenue, New York, New York 10022. Any recommendation must be received not less than 60 calendar days nor more than 90 calendar days before the anniversary date of the previous year’s annual meeting. All stockholder recommendations of candidates for nomination for election to our Board of Directors must be in writing and must set forth the following: (i) the candidate’s name, age, business address, and other contact information, (ii) the number of shares of Keryx common stock beneficially owned by the candidate, (iii) a complete description of the candidate’s qualifications, experience, background and affiliations, as would be required to be disclosed in the Proxy Statement pursuant to Schedule 14A under the Exchange Act, (iv) a sworn or certified statement by the candidate in which he or she consents to being named in the Proxy Statement as a nominee and to serve as director if elected, and (v) the name and address of the stockholder(s) of record making such a recommendation.

Our independent directors evaluate all candidates to our Board of Directors by reviewing their biographical information and qualifications. If the independent directors determine that a candidate is qualified to serve on our Board of Directors, such candidate is interviewed by at least one of the independent directors and our Chief Executive Officer. Members of the Board also have an opportunity to interview qualified candidates. The independent directors then determine, based on the background information and the information obtained in the interviews, whether to recommend to the Board of Directors that the candidate be nominated for approval by the stockholders to fill a directorship. With respect to an incumbent director whom the independent directors are considering as a potential nominee for re-election, the independent directors review and consider the incumbent director’s service during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Board of Directors. The manner in which the independent directors evaluate a potential nominee will not differ based on whether the candidate is recommended by our directors or stockholders.

We consider the following qualifications, among others, when making a determination as to whether a person should be nominated to our Board of Directors: the independence of the director nominee; the nominee’s character and integrity, financial literacy, level of education and business experience; whether the nominee has sufficient time to devote to our Board of Directors; and the nominee’s commitment to represent the long-term interests of our stockholders.

Code of Ethics

We have adopted a Code of Conduct and Ethics, or the Code, that applies to all of our directors and employees, including our principal executive officer and principal financial officer. The Code includes guidelines dealing with the ethical handling of conflicts of interest, compliance with federal and state laws, financial reporting, and our proprietary information. The Code also contains procedures for dealing with and reporting violations of the Code. We have posted our Code of Conduct and Ethics on our website, located at
www.keryx.com.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

KPMG LLP, the independent registered public accounting firm that audited our financial statements for the year ending December 31, 2008, served as our independent registered public accounting firm since 1996. We expect a representative of KPMG LLP to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to answer your questions.

On April 3, 2009, the Audit Committee of our Board of Directors approved the dismissal of KPMG LLP as our independent registered public accounting firm, and as of April 14, 2009, has approved the retention of UHY LLP to audit our financial statements for the year ending December 31, 2009. UHY LLP leases all its personnel, who work under the control of UHY LLP partners, from wholly-owned subsidiaries of UHY Advisors, Inc. in an alternative practice structure.

Our Board of Directors has asked the stockholders to ratify the selection of UHY LLP as our independent registered public accounting firm. See Proposal Two: Ratification of Appointment of UHY LLP as Our Independent Registered Public Accounting Firm, beginning on page 23 of this Proxy Statement.

The Audit Committee has reviewed the fees described below and concluded that the payment of such fees is compatible with maintaining KPMG’s independence. All proposed engagements of KPMG LLP, whether for audit services, audit-related services, tax services, or permissible non-audit services, were pre-approved by our Audit Committee.

Audit Fees

During the fiscal years ended December 31, 2007 and December 31, 2008, KPMG LLP billed us an aggregate of approximately $328,000 and $219,800, respectively, in fees for the professional services rendered in connection with the audits of our annual financial statements included in our Annual Reports on Form 10-K for those two fiscal years, the review of our financial statements included in our Quarterly Reports on Form 10-Q during those two fiscal years, and our registration statement filings.

Audit-Related Fees

During the fiscal years ended December 31, 2007 and December 31, 2008, we were not billed by KPMG for any fees for audit-related services reasonably related to the performance of the audits and reviews for those two fiscal years, in addition to the fees described above under the heading “Audit Fees.”

Tax Fees

During the fiscal years ended December 31, 2007, and December 31, 2008, KPMG billed us an aggregate of approximately $133,500 and $49,715, respectively, for professional services rendered for tax compliance, tax advice, and tax planning services. These professional services consisted of general consultation from time to time regarding compliance with and planning for federal, state, local, and international tax matters, as well services related to the Internal Revenue Service’s examination of our U.S. Federal income tax returns for tax years 2004, 2005 and 2006, which was completed in 2008.

All Other Fees

During the fiscal years ended December 31, 2007 and December 31, 2008, we were not billed by KPMG for any fees for services, other than those described above, rendered to us and our affiliates for those two fiscal years.

Pre-Approval of Services

Our Audit Committee has established a policy setting forth the procedures under which services provided by our independent registered public accounting firm will be pre-approved by our Audit Committee. The potential services that might be provided by our independent registered public accounting firm fall into two categories:

•	Services that are permitted, including the audit of our annual financial statements, the review of our quarterly financial statements, related attestations, benefit plan audits and similar audit reports, financial and other due diligence on acquisitions, and federal, state, and non-US tax services; and

•	Services that may be permitted, subject to individual pre-approval, including compliance and internal-control reviews, indirect tax services such as transfer pricing and customs and duties, and forensic auditing.
•	Services that our independent registered public accounting firm may not legally provide include such services as bookkeeping, certain human resources services, internal audit outsourcing, and investment or investment banking advice.

All proposed engagements of our independent registered public accounting firm, whether for audit services or permissible non-audit services, are pre-approved by the Audit Committee. We jointly prepare a schedule with our independent registered public accounting firm that outlines services that we reasonably expect we will need from our independent registered public accounting firm, and categorize them according to the classifications described above. Each service identified is reviewed and approved or rejected by the Audit Committee.

REPORT OF AUDIT COMMITTEE

In monitoring the preparation of our financial statements, the Audit Committee met with both management and KPMG LLP, our independent registered public accounting firm for the year ending December 31, 2008, to review and discuss all financial statements prior to their issuance and to discuss any and all significant accounting issues. Management and our independent registered public accounting firm advised the Audit Committee that each of the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee’s review included a discussion of the matters required to be discussed pursuant to the Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, or SAS 61. SAS 61 requires our independent registered public accounting firm to discuss with the Audit Committee, among other things, the following:

•	Methods used to account for significant or unusual transactions;
•	The effect of any accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;
•	The process used by management to formulate sensitive accounting estimates and the basis for the independent registered public accounting firm’s conclusion regarding the reasonableness of any such estimates; and
•	Any disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures necessary in the financial statements.

The Audit Committee has discussed the independence of KPMG LLP, our independent registered public accounting firm for the year ending December 31, 2008, including the written disclosures made by KPMG to the Audit Committee, as required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” Independence Standards Board Standard No. 1 requires the independent registered public accounting firm to (i) disclose in writing all relationships that, in the independent registered public accounting firm’s professional opinion, may reasonably be thought to bear on independence, (ii) confirm their perceived independence, and (iii) engage in a discussion of independence with the Audit Committee.

Finally, the Audit Committee continues to monitor the scope and adequacy of our internal controls and other procedures, including any and all proposals for adequate staffing and for strengthening internal procedures and controls where appropriate and necessary.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that it approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the SEC.

The Audit Committee reviewed its written charter previously adopted by our Board of Directors. Following this review, the Audit Committee determined that no changes needed to be made with respect to the Audit Committee charter at this time.

By the Audit Committee of the Board of Directors

Jack Kaye, Chairperson
Kevin J. Cameron
Michael Tarnok

Dated March 12, 2009

OUR EXECUTIVE OFFICERS

Executive Officers

Our current executive officers are as follows:

Name	Age	Position
Michael P. Tarnok	54	Interim Chairman of the Board and Chief Executive Officer
James F. Oliviero	33	Chief Financial Officer, Treasurer and Corporate Secretary

No executive officer is related by blood, marriage or adoption to any other director or executive officer. The biography of Mr. Tarnok is presented in connection with “Corporate Governance” beginning on page 4 of this Proxy Statement.

James F. Oliviero, 33, has served as Keryx’s Chief Financial Officer since April 2009 and previously served as our Vice President, Finance since March 2008. From May 2003 until March 2008, Mr. Oliviero served as Keryx’s Controller, where he was involved in all capital raising, licensing and acquisition transactions. Since joining Keryx, Mr. Oliviero has also been in charge of leading Keryx’s compliance with Securities and Exchange Commission rules and regulations and other corporate governance matters. From August 1999 until May 2003, Mr. Oliviero served as Director of Finance for ACCESS Oncology, Inc., a privately-held biotechnology company. From July 1997 to August 1999, Mr. Oliviero was an investment banker at ING Barings Furman Selz in New York City, where he worked on various mergers and acquisitions and equity and debt transactions. Mr. Oliviero holds a B.B.A. in Finance with Highest Distinction from Emory University’s Goizueta Business School.

EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth the cash and other compensation that we paid to our named executive officers (“NEOs”) or that was otherwise earned by our NEOs for their services in all capacities during 2007 and 2008.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Nonequity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Michael S. Weiss Former Chairman and Chief Executive Officer(2)	2008	434,000	—	—	5,436,944	368,900	—	6,239,844
	2007	390,000	—	—	5,061,674	206,310	—	5,657,984

James F. Oliviero Chief Financial Officer, Treasurer and Corporate Secretary(3)	2008	240,000	—	16,729	229,204	25,500	—	511,433

Beth Levine Former Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary(4)	2008	152,321	—	(27,103)	81,640	—	—	206,858
	2007	206,923	65,000	27,103	176,113	79,350	—	554,489

Mark Stier Former Vice President, Chief Accounting Officer and Treasurer(5)	2008	137,500	—	—	82,881	—	—	220,381
	2007	216,827	—	—	134,772	72,738	—	424,337

(1)	Reflects the amount recognized by the Company in 2008 and 2007 for financial statement reporting purposes relating to stock and option awards, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The fair values of these awards and the amounts expensed in 2008 and 2007 were determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment (which we refer to as FAS 123R). The assumptions used in determining these amounts for stock options are set forth in Note 11 to our consolidated financial statements for 2008, which are included in our Annual Report on Form 10-K for the fiscal year 2008. The following awards previously granted to Mr. Stier and Ms. Levine were forfeited in connection with their termination of employment with the Company: Mr. Stier 81,975 options, and Ms. Levine 132,338 options and 15,000 shares of restricted stock.
(2)	Mr. Weiss was terminated effective April 23, 2009.
(3)	Mr. Oliviero was appointed as our principal financial and accounting officer on May 6, 2008. Mr. Oliviero became our Chief Financial Officer on April 23, 2009. The dollar amount shown is for the full year.
(4)	Ms. Levine began employment as our Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary on April 18, 2007. Ms. Levine resigned from the Company effective June 27, 2008.
(5)	Mr. Stier began employment as our Vice President, Chief Accounting Officer and Treasurer on March 19, 2007. Mr. Stier resigned from the Company effective June 30, 2008.

2008 Non-Equity Incentive Plan Compensation

In 2008, Messrs. Weiss and Oliviero were eligible to earn an annual cash incentive up to 100% and 50%, respectively, of their base salaries. Ms. Levine and Mr. Stier resigned prior to the end of the fiscal year, and therefore were not eligible to receive an annual cash incentive. Each year, management delivers to the Board of Directors a set of goals and objectives for that year, which management believes are essential to the achievement of the Company’s mission and long-term goals and objectives. The Compensation Committee approves the goals and objectives, making changes to the management proposal as it deems appropriate. Our performance on these goals determines the bonus amounts that will be paid to the NEOs. For 2008, the performance objectives included clinical and regulatory goals related to our products, as well as other corporate and financial goals.

In 2008, the Compensation Committee and the Board of Directors determined that 85% of the corporate goals and objectives were achieved. The dollar value of a NEO’s annual cash incentive generally is determined by multiplying his maximum eligible annual cash incentive amount by the percentage of corporate goals met. The Compensation Committee retains the discretion to reduce or eliminate the payment that otherwise might be payable to any individual based on actual performance. In 2008, pursuant to the terms of his employment agreement, Mr. Weiss received all of his annual incentive payment (based on 85% performance). In light of the dramatic reduction in the Company’s market capitalization in 2008 related to the negative outcome of our pivotal SUN-MICRO Phase 3 clinical trial of SulonexTM (sulodexide) for the treatment of diabetic nephropathy, announced on March 7, 2008, and our subsequent decision to terminate the ongoing SUN-MACRO Phase 4 clinical trial, management’s focus on cost containment and, among other factors, the current economic environment, the Compensation Committee reduced the annual incentive payment for all other employees, including Mr. Oliviero, to 25% of the amount that they would have received based on achievement of 85% of the corporate goals and objectives.

2008 Equity Grants

Messrs. Weiss and Oliviero received restricted stock grants on November 14, 2008, and August 14, 2008, respectively. For additional information regarding Messrs. Weiss and Oliviero’s restricted stock grants, see footnotes (18) and (19), respectively, to the “Outstanding Equity Awards at 2008 Fiscal Year End” table.

Employment Agreements

Employment Agreement with Mr. Weiss.  We entered into an employment agreement with Mr. Weiss on December 23, 2002, to serve as our Chairman and Chief Executive Officer. Under the agreement, Mr. Weiss’ initial base salary was $250,000, with annual salary increases in amounts to be determined in the sole discretion of the Board of Directors. Mr. Weiss was also eligible to receive an annual bonus of up to 100% of his base salary if certain corporate goals and objectives set by the Board of Directors were met to the satisfaction of the Board of Directors.

Employment Agreement with Ms. Levine.  We entered into an employment agreement with Ms. Levine on April 25, 2007, to serve as our Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary. Under this agreement, Ms. Levine’s initial base salary was $300,000, with annual salary increases to be determined in accordance with our corporate policies. Ms. Levine was also eligible to receive an annual bonus of up to 50% of her base salary if certain performance objectives set by our Chief Executive Officer were met.

Employment Agreement with Mr. Stier.  We entered into an employment arrangement with Mr. Stier on March 23, 2007. Under the employment arrangement, Mr. Stier’s initial base salary was $275,000, with annual salary increases to be determined in accordance with our corporate policies. Mr. Stier was also eligible to receive an annual bonus equal to up to 50% of his base salary if certain performance objectives set by our Chief Executive Officer and Chief Financial Officer were met.

Mr. Oliviero does not have an employment agreement or arrangement with the Company.

Outstanding Equity Awards at Fiscal Year End

The following table provides information concerning equity awards that are outstanding as of December 31, 2008 for each of our NEOs.

Outstanding Equity Awards at 2008 Fiscal Year End

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)
Mr. Weiss	3,600,000	(1)	—		1.30	12/23/12	—		—
	468,750	(2)	31,250	(2)	11.22	01/03/15	—		—
	1,375,000	(3)	125,000	(3)	14.64	01/02/16	—		—
	50,000	(4)	50,000	(4)	13.30	12/31/16	—		—
	49,599	(5)	148,776	(5)	8.56	12/30/17	—		—
							1,800,000	(18)	396,000	(20)
Mr. Oliviero	31,667	(6)	—		2.14	05/01/13	—		—
	30,000	(7)	—		4.59	01/02/14	—		—
	23,438	(8)	1,562	(8)	11.22	01/03/15	—		—
	34,375	(9)	15,625	(9)	14.64	01/02/16	—		—
	50,000	(10)	—		14.64	01/02/16	—		—
	12,504	(11)	12,496	(11)	13.30	12/31/16	—		—
	4,500	(12)	13,500	(12)	8.56	12/30/17	—		—
							280,000	(19)	61,600	(20)
Ms. Levine(21)	—		—		—	—	—		—
Mr. Stier(21)	—		—		—	—	—		—

(1)	Stock options awarded to the executive on December 23, 2002. 347,343 options were granted under the 1999 Stock Option Plan, 1,700,000 options were granted under the 2000 Stock Option Plan (the “2000 Plan”) and 2,002,657 options were granted under the 2002 CEO Incentive Stock Option Plan. The stock options vested as follows: 450,000 on December 23, 2003, eight equal installments on a quarterly basis thereafter of 112,500, and two equal installments of 1,350,000 during the 1st quarter of 2004 and the first quarter of 2006 due to the achievement of certain financial milestones as defined in Mr. Weiss’ employment agreement.
(2)	Stock options awarded to the executive on January 3, 2005, under the 2004 Long-Term Incentive Plan (the “2004 Plan”). The stock options vested as to one-quarter of the options on January 3, 2006, and the remaining options vest in equal installments on a quarterly basis through January 3, 2009.
(3)	Stock options awarded to the executive on January 2, 2006. 824,000 options were issued under the 2000 Plan and 676,000 options were issued under the 2004 Plan. The stock options vested as to one-third of the options on January 2, 2007, and the remaining options vest in equal installments on a quarterly basis through January 2, 2009.
(4)	Stock options awarded to the executive on December 31, 2006, under the 2004 Plan. The stock options vested as to one-quarter of the options on December 31, 2007, and the remaining options vest in equal installments on a quarterly basis through December 31, 2010.
(5)	Stock options awarded to the executive on December 30, 2007, under the 2007 Incentive Plan (the “2007 Plan”). The stock options vested as to one-quarter of the options on December 30, 2008, and the remaining options vest in equal installments on a quarterly basis through December 30, 2011.
(6)	Stock options awarded to the executive on May 1, 2003, under the 2000 Plan. The stock options vested as to one-third of the options on May 1, 2004, and the remaining options vested in equal installments on a quarterly basis through May 1, 2006.
(7)	Stock options awarded to the executive on January 2, 2004, under the 2000 Plan. The stock options vested as to one-fourth of the options on January 2, 2005, and the remaining options vested in equal installments on a quarterly basis through January 2, 2008.

(8)	Stock options awarded to the executive on January 3, 2005, under the 2004 Plan. The stock options vested as to 6,256 options on January 3, 2006, and the remaining options vest in equal installments on a quarterly basis through January 3, 2009.
(9)	Stock options awarded to the executive on January 2, 2006, under the 2004 Plan. The stock options vested as to 12,500 options on January 2, 2007, and the remaining options vest in equal installments on a quarterly basis through January 2, 2010.
(10)	Stock options awarded to the executive on January 2, 2006, under the 2004 Plan. The stock options vested in 2006 due to the achievement of a certain financial milestone.
(11)	Stock options awarded to the executive on December 31, 2006, under the 2004 Plan. The stock options vested as to 6,256 options on December 31, 2007, and the remaining options vest in equal installments on a quarterly basis through December 31, 2010.
(12)	Stock options awarded to the executive on December 30, 2007, under the 2007 Plan. The stock options vested as to 4,500 options on December 30, 2008, and the remaining options vest in equal installments on a quarterly basis through December 30, 2011.
(13)	Stock options awarded to the executive on February 5, 2004, under the 2004 President Incentive Plan. The stock options vested as to 55,556 options on February 5, 2005, and as to 13,889 options every three months after February 5, 2005, until February 5, 2007, when 13,888 options vested. The vesting dates of 333,333 options were accelerated due to the achievement of certain financial milestones. As per the terms of the executive’s employment agreement, the executive has until April 15, 2010, two years from the effective date of his termination, to exercise his vested stock options.
(14)	Stock options awarded to the executive on January 3, 2005, under the 2004 Plan. The stock options vested as to 15,628 options on January 3, 2006, and 3,906 options vested on a quarterly basis through April 15, 2008. Additionally, as per the terms of the executive’s employment agreement, the executive vested on an additional 11,718 options on April 15, 2008, his effective date of termination, and executive has until April 15, 2010, two years from the effective date of his termination, to exercise his vested stock options.
(15)	Stock options awarded to the executive on January 2, 2006, under the 2004 Plan. The stock options vested as to 15,628 options on January 2, 2007, and 3,906 options vested on a quarterly basis through April 15, 2008. Additionally, as per the terms of the executive’s employment agreement, the executive vested on an additional 15,624 options on April 15, 2008, his effective date of termination, and executive has until April 15, 2010, two years from the effective date of his termination, to exercise his vested stock options.
(16)	Stock options awarded to the executive on December 31, 2006, under the 2004 Plan. The stock options vested as to 15,000 options on December 31, 2007, and 3,750 options on March 31, 2008. Additionally, as per the terms of the executive’s employment agreement, the executive vested on an additional 15,000 options on April 15, 2008, his effective date of termination, and executive has until April 15, 2010, two years from the effective date of his termination, to exercise his vested stock options.
(17)	Stock options awarded to the executive on December 30, 2007, under the 2007 Plan. As per the terms of the executive’s employment agreement, the executive vested on 10,337 options on April 15, 2008, his effective date of termination, and executive has until April 15, 2010, two years from the effective date of his termination, to exercise his vested stock options.
(18)	Restricted stock granted to the executive on November 14, 2008, under the 2007 Plan, which vest as to (i) 400,000 shares in the event that our common stock listing on the Nasdaq Capital Market is maintained for 12 consecutive months following the date of grant; (ii) 300,000 shares upon acceptance of a new drug application in the United States by the United States Food and Drug Administration (“FDA”) following the successful completion of a Phase 3 trial for any compound currently licensed or that is licensed in the future by us; (iii) 600,000 shares upon FDA approval in the United States of any of our compounds currently licensed or that we license in the future; and (iv) 500,000 shares upon our closing (a) a licensing/partnering arrangement or (b) a capital markets transaction raising us at least $10,000,000 net.
(19)	Restricted stock granted to the executive on August 14, 2008, under the 2007 Plan, which vest as to 93,333 shares on June 5, 2009, 93,333 shares on June 5, 2010 and 93,334 shares on June 5, 2011.
(20)	Reflects the value as calculated using the closing market price of our common stock as of the last trading day in 2008, December 31, 2008 ($0.22).

(21)	In connection with their resignations, certain vested stock options held by Mr. Stier and Ms. Levine expired three months following their termination of employment, and they forfeited all other stock options and restricted stock awards.

Summary of Arrangements Providing Payments upon Termination of Employment or Change in Control

During fiscal year 2008, we had an employment agreement with each of Mr. Weiss, Mr. Stier and Ms. Levine. As stated earlier in this proxy statement, Mr. Stier and Ms. Levine resigned from the Company effective June 30, 2008, and June 27, 2008, respectively. Neither Mr. Stier nor Ms. Levine received any severance in connection with their termination of employment. Mr. Oliviero does not have an employment agreement or any other arrangements pursuant to which he would be entitled to payments upon his termination of employment or a change in control.

Mr. Weiss’ employment agreement provided that if his employment was terminated by the Company without cause or by him for good reason (as defined in the employment agreement), he would be eligible to receive a severance payment equal to one year of his base salary, payable in a lump sum, a pro rata bonus for the year of termination, payable at the time bonuses are paid to other executives, and immediate vesting of his unvested options. If such termination had occurred in anticipation of a change in control or within 12 months thereafter, he would have been eligible to receive a severance payment equal to two times the sum of his base salary and his target bonus for the year of termination, payable in a lump sum. Mr. Weiss’ agreement also provided that the change in control benefits would be modified or reduced to the maximum amount that could be paid without triggering an excise tax under Section 4999 of the Code, if such action would have resulted in a greater after-tax benefit to Mr. Weiss. In addition, Mr. Weiss’ employment agreement provided that if his employment had been terminated by reason of his death or disability, he or his estate would have continued to receive his base salary for three months and his unvested options would have become immediately vested and exercisable. In addition, upon a change in control or reorganization of the Company (as defined in the employment agreement), Mr. Weiss’ unvested options would have become immediately vested, regardless of whether a termination of employment had occurred.

As stated earlier in this proxy statement, Mr. Weiss was terminated on April 23, 2009. Pursuant to his employment agreement as described above, he will be entitled to receive as severance (i) a lump-sum payment equal to one year's base salary, payable after a six-month delay, as required under Section 409A of the tax code, (ii) payment of his salary during the 90 days following formal notice of termination of employment, and (iii) a pro rata bonus for the year of termination, determined with respect to the amount to which Mr. Weiss would have been entitled for the year of termination (based upon the achievement of corporate goals and objectives) if he had remained employed throughout the calendar year, payable at the time bonuses are paid to other executives. In addition, under the terms of Mr. Weiss’ employment agreement, all of his outstanding stock options and shares of restricted stock will vest, and all stock options will remain exercisable for two years following termination. Additionally, the restricted stock granted to Mr. Weiss on November 14, 2008, under the 2007 Plan, will vest on July 22, 2009.

Compensation of Directors

The following table sets forth the cash and other compensation paid by the Company to the non-employee members of the Board of Directors for all services in all capacities during 2008.

2008 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)(2)	Total ($)
Kevin Cameron	40,000	980	115,575	156,555
Wyche Fowler, Jr.	35,000	980	129,473	165,453
Malcolm Hoenlein	35,000	1,797	12,038	48,835
Jack Kaye	60,000	980	123,847	184,827
Eric Rose	30,000	2,532	218,660	251,192
Michael Tarnok	35,000	817	93,414	129,231

(1)	Represents the amount recognized by the Company in 2008 for financial statement reporting purposes relating to option and stock awards, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The fair values of these awards and the amounts expensed in 2008 were determined in accordance with FAS 123R. The assumptions used in determining these amounts are set forth in Note 11 to our consolidated financial statements, which are included in our Annual Report on Form 10-K for fiscal year 2008.
(2)	As of December 31, 2008, the following aggregate number of option and stock awards were held by each of our directors:

Name	Stock Awards (#)	Option Awards (#)
Kevin Cameron	60,000	70,000
Wyche Fowler, Jr.	60,000	70,000
Malcolm Hoenlein	110,000	120,000
Jack Kaye	60,000	70,000
Eric Rose	155,000	165,000
Michael Tarnok	50,000	60,000

Director Compensation Program

Cash Compensation.  Our non-employee directors receive the following cash compensation:

•	$30,000 annual retainer;
•	$5,000 additional annual retainer for each committee assignment; and
•	$25,000 additional annual retainer for service as Chairman of the Audit Committee.

Each non-employee director receives reimbursement for reasonable travel expenses incurred in attending meetings of our Board of Directors and meetings of committees of our Board of Directors.

Equity Compensation.  Our non-employee directors receive the following equity compensation under the Directors’ Equity Compensation Plan, which is a subplan of the 2007 Plan.

•	Initial Option Grant. Non-employee directors receive options to purchase 50,000 shares of our common stock upon initial election or appointment to the Board of Directors. The initial options will vest in equal annual installments over three years, beginning on the first anniversary of the date of grant.

•	Re-election Option Grant. Non-employee directors receive options to purchase 10,000 shares of our common stock upon each re-election to the Board of Directors. Each non-employee director received a re-election option grant in 2008. Such options vest as to 5,000 shares on the date of grant and as to 5,000 shares on the first anniversary of the date of grant.
•	Three-Year Anniversary Option Grant. Non-employee directors receive options to purchase 30,000 shares of our common stock upon completion of three years of service on the Board of Directors. Such options vest as to one-third of the shares each year beginning on the first anniversary of the date of grant.

In addition, on November 14, 2008, the Board of Directors granted restricted stock to each non-employee director. The number of shares granted is included in the table above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of the shares of our common stock to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of any Forms 3, 4 or 5 that they file. The SEC rules require us to disclose late filings of initial reports of stock ownership and changes in stock ownership by our directors, executive officers and 10% stockholders. Based solely on a review of copies of the Forms 3, 4 and 5 furnished to us by reporting persons and any written representations furnished by certain reporting persons, we believe that during the fiscal year ended December 31, 2008, all Section 16(a) filing requirements applicable to our directors, executive officers and 10% stockholders were completed in a timely manner.

RELATED-PERSON TRANSACTIONS

Policy

Our Board of Directors has determined that the Audit Committee is best suited to review and approve transactions with related persons, and they do so under the terms of our Related Person Transactions Policy, which is available on our website, located at www.keryx.com. According to our Related Person Transactions Policy, prior to entering into a transaction with a related person, (a) the director, executive officer, nominee or significant holder who has a material interest (or whose immediate family member has a material interest) in the transaction or (b) the business unit or function/department leader responsible for the potential transaction with a related person shall provide notice to the Chairman of the Audit Committee of the Company (“Committee Chairman”) of the material facts and circumstances of the potential transaction with a related person and such information concerning the transaction as the Committee Chairman may reasonably request. If the Committee Chairman determines that the proposed transaction is a related person transaction, the proposed related person transaction shall be submitted to the Audit Committee for consideration at the next Audit Committee meeting or, in those instances in which the Committee Chairman determines that it is not practicable or desirable for the Company to wait until the next Audit Committee meeting, the Committee Chairman shall possess delegated authority to act between Committee meetings.

The Audit Committee will consider all of the relevant facts and circumstances available to the Audit Committee, including (if applicable) but not limited to: (a) the benefits to the Company; (b) the availability of other sources for comparable products or services; (c) the terms of the transaction; and (d) the terms available to unrelated third parties or to employees generally. No member of the Audit Committee shall participate in any review, consideration or approval of any related person transaction if such member, or any of his or her immediate family members, is the related person. The Audit Committee or Chairperson, as applicable, will convey the approval or disapproval of the transaction to the Chief Executive Officer or Secretary, who will convey the decision to the appropriate persons within the Company. The Chairperson of the Audit Committee shall report to the Audit Committee at the next Audit Committee meeting any approval under this policy made by the chairperson pursuant to delegated authority.

In the event we become aware of a related person transaction that has not been previously approved or previously ratified under this policy, and such transaction is pending or ongoing, it will be submitted to the Audit Committee or Chairperson, as applicable, promptly, and the Audit Committee or Chairperson will consider all of the relevant facts and circumstances available to the Audit Committee or the Chairperson as provided above. Based on the conclusions reached, the Audit Committee or Chairperson, as applicable, will evaluate all options, including but not limited to, ratification, amendment or termination of the related person transaction.

Related Person Transactions

During 2008, we paid I. Craig Henderson, M.D., our former President, $27,400 and $15,700 for the use of space in a building he owns in San Francisco, California by Keryx employees as an office and as a temporary residence for such employees while they worked in California during July to December of 2007 and January to April of 2008, respectively. We also paid Dr. Henderson, in 2008, $10,500 for the use of his residence in New York, New York by our employees as a temporary residence while they worked in our New York office during January to March 2008.

Ron Bentsur, our former Vice President, Finance and Investor Relations and the former Chief Executive Officer of XTL Biopharmaceuticals, Inc., provided consulting services to us in January 2008. Mr. Bentsur was compensated solely through the continued vesting of stock options. Mr. Bentsur’s consulting services were terminated in January 2008.

STOCK OWNERSHIP OF OUR DIRECTORS, EXECUTIVE OFFICERS,
AND 5% BENEFICIAL OWNERS

The following table shows information, as of April 13, 2009, concerning the beneficial ownership of our common stock by:

•	each person we know to be the beneficial owner of more than 5% of our common stock;
•	each of our current directors;
•	each of our NEOs shown in our Summary Compensation Table; and
•	all current directors and NEOs as a group.

As of April 13, 2009, there were 47,800,511 shares of our common stock outstanding. In order to calculate a stockholder’s percentage of beneficial ownership, we include in the calculation those shares underlying options or warrants beneficially owned by that stockholder that are vested or that will vest within 60 days of April 13, 2009. Shares of restricted stock are deemed to be outstanding. Options or warrants held by other stockholders that are not attributed to the named beneficial owner are disregarded in this calculation. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the shares of our common stock. Unless we have indicated otherwise, each person named in the table below has sole voting power and investment power for the shares listed opposite such person’s name, except to the extent authority is shared by spouses under community property laws. Beth Levine and Mark Stier, each former NEOs shown in our Summary Compensation Table, are not included in the table below since they were no longer employed by the Company at April 13, 2009.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percentage of Shares Outstanding
Kevin J. Cameron(2)	108,334	—*
Wyche Fowler, Jr.(3)	108,334	—*
Malcolm Hoenlein(4)	225,000	—*
Jack Kaye(5)	109,734	—*
James F. Oliviero(6)	526,980	1.1%
Eric Rose, M.D.(7)	295,000	—*
Michael P. Tarnok(8)	72,767	—*
Michael S. Weiss(9)	7,875,627	14.7%
All current directors and named executive officers as a group(10)	9,321,776	17.2%

*	Less than 1% of outstanding common stock
(1)	The address of each of the directors and officers listed is c/o Keryx Biopharmaceuticals, Inc., 750 Lexington Avenue, New York, New York 10022.
(2)	Includes 48,334 shares of our common stock issuable upon the exercise of options.
(3)	Includes 48,334 shares of our common stock issuable upon the exercise of options.
(4)	Includes 115,000 shares of our common stock issuable upon the exercise of options.
(5)	Includes 48,334 shares of our common stock issuable upon the exercise of options.
(6)	Includes 196,980 shares of our common stock issuable upon the exercise of options.
(7)	Includes 140,000 shares of our common stock issuable upon the exercise of options.
(8)	Includes 21,667 shares of our common stock issuable upon the exercise of options.
(9)	Includes 5,718,242 shares of our common stock issuable upon the exercise of options. Also includes 192,385 shares of our common stock currently held by a former director, all of which Mr. Weiss has the irrevocable right to purchase from the former director upon the exercise of an option granted to Mr. Weiss by the former director.
(10)	Includes 6,529,276 shares of our common stock issuable upon the exercise of options.

PROPOSAL ONE

ELECTION OF DIRECTORS; NOMINEES

Our Amended and Restated Bylaws provide that the Board of Directors shall consist of one or more members, as determined from time to time by resolution of the Board of Directors. Our Board of Directors currently consists of seven members. Following our 2009 Annual Meeting of Stockholders, our Board of Directors will consist of four members. The nominated directors are: Kevin J. Cameron, Wyche Fowler, Jr., Jack Kaye, and Michael P. Tarnok. For information about each of the nominees and our Board of Directors generally, please see “Corporate Governance — Our Board of Directors” beginning on page 4. If elected, the nominees will hold office until the next annual meeting and until a respective successor is elected and has been qualified, or until such director resigns or is removed from office. Management expects that each of the nominees will be available for re-election, but if any of them is unable to serve at the time the election occurs, your proxy will be voted for the election of another nominee to be designated by a majority of the independent directors serving on our Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF THE NOMINEES FOR DIRECTORS. IF A CHOICE IS SPECIFIED ON THE PROXY BY THE STOCKHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED “FOR” ALL OF THE NOMINEES. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A PLURALITY OF THE SHARES OF COMMON STOCK REPRESENTED AND ENTITLED TO VOTE AT THE ANNUAL MEETING AT WHICH A QUORUM IS PRESENT IS REQUIRED FOR THE ELECTION OF THE NOMINEES.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF UHY LLP AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On April 3, 2009, the Audit Committee of the Board of Directors approved the dismissal of KPMG LLP as our independent registered public accounting firm. KPMG LLP has acted as our independent registered public accounting firm since 1996. We expect a representative of KPMG LLP to be present at the Annual Meeting. The representative will have an opportunity to make a statement if he or she wishes to do so, and will be available to respond to questions of the stockholders.

As of April 14, 2009, the Audit Committee of the Board of Directors has approved the retention of UHY LLP as our independent registered public accounting firm to audit Keryx’s consolidated financial statements for the year ending December 31, 2009. The Board of Directors is submitting the selection of UHY LLP as our independent registered public accounting firm to the stockholders for ratification at our Annual Meeting. Stockholder ratification of our independent registered public accounting firm is not required by our Amended and Restated Bylaws or otherwise. If UHY LLP is not ratified as our independent registered public accounting firm by a majority of the shares present or represented by proxy, the Audit Committee will review its future selection of independent registered public accounting firm. UHY LLP will still serve as our independent registered public accounting firm for the year ending December 31, 2009, if it is not ratified by our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF UHY LLP AS KERYX'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2009. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS THE STOCKHOLDER SPECIFIES OTHERWISE. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK REPRESENTED AND ENTITLED TO VOTE AT THE ANNUAL MEETING AT WHICH A QUORUM IS PRESENT IS REQUIRED FOR RATIFICATION OF THE APPOINTMENT OF UHY LLP.

ADDITIONAL INFORMATION

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” Proxy Statements and annual reports. This means that only one copy of our Proxy Statement and 2009 Annual Report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you contact us at: Keryx Biopharmaceuticals, Inc., 750 Lexington Avenue, New York, New York 10022, Attn: James Oliviero. You may also contact us at (212) 531-5965.

If you want to receive separate copies of the Proxy Statement and Annual Report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or phone number.

Stockholder Proposals for Our 2010 Annual Meeting

Only proper proposals under Rule 14a-8 of the Exchange Act which are timely received will be included in the proxy materials for our next annual meeting. In order to be considered timely, such proposal must be received by our Corporate Secretary, James F. Oliviero, at 750 Lexington Avenue, New York, New York 10022 no later than December 30, 2009. We suggest that stockholders submit any stockholder proposal by certified mail, return receipt requested.

Our Amended and Restated Bylaws require stockholders to provide advance notice to the Company of any stockholder director nomination(s) and any other matter a stockholder wishes to present for action at an annual meeting of stockholders (other than matters to be included in our Proxy Statement, which are discussed in the previous paragraph). In order to properly bring business before an annual meeting, our Amended and Restated Bylaws require, among other things, that the stockholder submit written notice thereof complying with our Amended and Restated Bylaws to James F. Oliviero, our Corporate Secretary, at the above address, not less than 60 days nor more than 90 days prior to the anniversary of the preceding year’s annual meeting. Therefore, Keryx must receive notice of a stockholder proposal submitted other than pursuant to Rule 14a-8 (as discussed above) no sooner than March 18, 2010, and no later than April 17, 2010. If a stockholder fails to provide timely notice of a proposal to be presented at our 2010 Annual Meeting of Stockholders, the proxy designated by our Board of Directors will have discretionary authority to vote on any such proposal that may come before the meeting.

Other Matters

Our Board of Directors does not know of any other matters that may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the person named in the accompanying proxy card to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies

We will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, our officers and employees may solicit proxies in person or by telephone. We may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.

Incorporation of Information by Reference

The Audit Committee Report contained in this Proxy Statement is not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate such information by reference.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com .

KERYX BIOPHARMACEUTICALS, INC.
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
JUNE 16, 2009

The stockholders hereby appoint Michael P. Tarnok and James F. Oliviero, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of KERYX BIOPHARMACEUTICALS, INC. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, EDT on June 16, 2009, at the offices of our legal counsel, Alston & Bird LLP, 90 Park Avenue, New York, NY 10016, and any adjournment or postponement thereof.

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000025621_2 R2.09.03.17

KERYX BIOPHARMACEUTICALS, INC.
750 LEXINGTON AVE., 20TH FLOOR
NEW YORK, NY 10022

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends that you vote FOR the following:

1. Election of Directors

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Kevin J. Cameron 02 Wyche Fowler, Jr. 03 Jack Kaye 04 Michael P. Tarnok

The Board of Directors recommends you vote FOR the following proposal(s):

NOTE: Unless otherwise specified, this proxy will be voted "FOR ALL" directors nominated to our Board of Directors in proposal 1, and "FOR" the ratification of the appointment of UHY LLP as our independent registered public accounting firm.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000025621_1 R2.09.03.17